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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Annual Report on Form 10-K of our report dated February 6, 2001, relating to the consolidated financial statements of Delhaize America, Inc. for the year ended December 30, 2000, and the incorporation by reference in the Registration Statement on Form F-4 (File
No. 333-13302) of Etablissements Delhaize Freres et Cie "Le Lion" S.A., and the Current Report on Form 8-K of Delhaize America, Inc. dated March 29, 2001, of our aforementioned report, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-03669) and Form S-3 (File Nos. 33-40457 and 33-49620) and
Post-Effective Amendment No. 1 on Form S-8 and Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement (No. 333-91123) of Delhaize America, Inc. of our aforementioned report which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS, LLP


Charlotte, North Carolina
March 30, 2001